Exhibit 99.1

NEWS	FOR IMMEDIATE RELEASE
CONTACT:	7720 N. Dobson Road
Kara Stancell (media)	Scottsdale, AZ 85256
(480) 291-5454	(602) 808-8800
Sean Andrews (investors)	www.Medicis.com
(480) 291-5854

MEDICIS REPORTS FIRST QUARTER 2012 FINANCIAL RESULTS

SCOTTSDALE, Ariz.—May 8, 2012—

First Quarter 2012 Highlights

•	Revenues of approximately $202 million (vs Guidance of $177-$188 million)
•	Non-GAAP Cash EPS of $0.60 (vs Guidance of $0.37-$0.43); GAAP EPS of $0.09

Medicis (NYSE:MRX) today announced revenues of approximately $201.7 million for the three months ended March 31, 2012, compared to revenues of approximately $164.9 million for the three months ended March 31, 2011, which represents an increase of approximately $36.8 million, or approximately 22.3%.

Non-generally accepted accounting principles (non-GAAP, defined below) diluted cash earnings per share (EPS, defined below) for the three months ended March 31, 2012, was $0.60, compared to non-GAAP diluted cash EPS of $0.55 for the three months ended March 31, 2011, which represents an increase of $0.05 per diluted share, or approximately 9.5% (see “Unaudited Reconciliation of Non-GAAP Adjustments” in the financial tables of this press release). GAAP diluted EPS for the three months ended March 31, 2012, was $0.09, compared to GAAP diluted EPS of $0.30 for the three months ended March 31, 2011, which represents a decrease of $0.21 per diluted share, or approximately 69.3%.

The Company’s achievement of approximately $201.7 million in revenues and non-GAAP diluted cash EPS of $0.60 compares favorably to the Company’s published guidance of $177-$188 million in revenues and $0.37-$0.43 in non-GAAP diluted cash EPS for the three months ended March 31, 2012.

“We are pleased to announce a strong first quarter,” said Jonah Shacknai, Chairman and Chief Executive Officer of Medicis. “The recent launch of ZYCLARA® marked our entrance into the important actinic keratosis market, a segment of dermatology in which we have long wanted to compete. Additionally, we experienced an encouraging response to our alternate fulfillment initiatives, which contributed to the quarter’s exceptional success. We are enthusiastic about the consistently strong performance of our aesthetics brands. As we look to the second quarter, we remain focused on the successful launch of ZYCLARA, continued growth of our primary brands and progression of our alternate fulfillment initiatives.”

Acne Products

Medicis recorded revenues of approximately $108.5 million from sales of its acne products for the three months ended March 31, 2012, compared to revenues of approximately $103.5 million for the three months ended March 31, 2011, which represents an increase of approximately $5.0 million, or approximately 4.9%. This increase includes the financial benefit from the Company’s alternate fulfillment initiatives and the corresponding reduction in customer rebates, partially offset by an increase in managed care rebates related to the Company’s previously announced multi-year contracting strategy, which resulted in increased net sales of SOLODYN® and ZIANA®.

The Medicis Acne Products category includes primarily SOLODYN and ZIANA.

Non-Acne Products

Medicis recorded revenues of approximately $74.0 million associated with its non-acne products for the three months ended March 31, 2012, compared to revenues of approximately $52.2 million for the three months ended March 31, 2011, which represents an increase of approximately $21.8 million, or approximately 41.7%. This increase is due primarily to increased sales of the RESTYLANE® franchise, ZYCLARA in the United States and ALDARA® in Canada.

The Company acquired ZYCLARA and ALDARA in the fourth quarter of 2011.

The Medicis Non-Acne Products category includes primarily DYSPORT®, PERLANE®, RESTYLANE, VANOS® and ZYCLARA.

Other Non-Dermatological Products

Medicis recorded revenues of approximately $19.2 million associated with its other non-dermatological products for the three months ended March 31, 2012, compared to revenues of approximately $9.2 million for the three months ended March 31, 2011, which represents an increase of approximately $10.0 million, or approximately 108.5%. This increase is due primarily to increased sales of the MAXAIR® AUTOHALER® in the U.S. and QVAR® in Canada.

The Company acquired the MAXAIR AUTOHALER and QVAR (in Canada only) in the fourth quarter of 2011.

The Medicis Other Non-Dermatological Products category includes primarily AMMONUL®, BUPHENYL®, the MAXAIR AUTOHALER and contract revenue.

Other Income Statement Items

Gross profit margin for the three months ended March 31, 2012, was approximately 89.6%.

Selling, general and administrative (SG&A) expense for the three months ended March 31, 2012, was approximately $103.4 million, or approximately 51.3% of revenues, compared to approximately $84.6 million, or approximately 51.3% of revenues, for the three months ended March 31, 2011. SG&A expense for the three months ended March 31, 2012, includes a $3.7 million charge related to additional expenses from fluctuations in the Company’s stock price and the resulting effect on the Company’s Stock Appreciation Rights (SARs). SG&A expense for the three months ended March 31, 2011, included a $1.8 million charge related to additional expenses from fluctuations in the Company’s stock price and the resulting effect on the Company’s SARs.

Research and development (R&D) expense for the three months ended March 31, 2012, was approximately $51.8 million, compared to approximately $14.3 million for the three months ended March 31, 2011. R&D expense for the three months ended March 31, 2012, includes purchased R&D charges totaling $39.0 million associated with upfront and milestone payments to Medicis partners and a $0.3 million charge related to additional expenses from fluctuations in the Company’s stock price and the resulting effect on the Company’s SARs. R&D expense for the three months ended March 31, 2011, included a $7.0 million purchased R&D charge associated with a milestone payment to a Medicis partner and a $0.2 million charge related to additional expenses from fluctuations in the Company’s stock price and the resulting effect on the Company’s SARs.

Cash Flow

The Company’s cash flow from operations for the three months ended March 31, 2012, was approximately $34.9 million, which reflects the impact of $11.5 million associated with upfront payments made in the quarter to Medicis partners.

2012 Guidance

Based upon information available currently to the Company’s management, the Company’s financial guidance for the remainder of 2012 is as follows:

Calendar 2012

(in millions, except per share amounts)

	$xxx,xxx,xxx	$xxx,xxx,xxx	$xxx,xxx,xxx	$xxx,xxx,xxx	$xxx,xxx,xxx
	First Quarter (3/31/12) Actual	Second Quarter (6/30/12) Estimated	Third Quarter (9/30/12) Estimated	Fourth Quarter (12/31/12) Estimated	Calendar Year-End 2012 Estimated
Revenue	$202	$185-$195	$219-$230	$224-$235	$830-$862
Non-GAAP diluted cash EPS objectives	$0.60	$0.37-$0.47	$0.77-$0.84	$0.88-$0.95	$2.62-$2.86

Additional 2012 Guidance Considerations

Revenue and non-GAAP diluted cash EPS objectives include certain assumptions associated with:

•	successful launch, market acceptance and integration of newly acquired products, including ZYCLARA;

•	the Company’s alternate fulfillment initiatives;

•	continued acceptance of newer strengths of SOLODYN by physicians;

•	levels of managed care rebates for SOLODYN and the Company’s other therapeutic brands;

•	competition to our primary brands;

•	gross profit margins of approximately 89-91% of revenues;

•	SG&A expenses of approximately 47-49% of revenues;

•	R&D expenses of approximately 6-8% of revenues;

•	depreciation of approximately $9-$11 million for the year;

•	effective tax rate of approximately 40-41%; and

•	fully diluted weighted average shares outstanding of approximately 64-65 million shares.

The above guidance does not take into account the following:

•	amortization of approximately $63-$65 million primarily related to acquired intangibles;

•

additional material changes in anticipated levels of total coverage and access, managed care rebates and the associated impact on sales, reserves, profitability and the average selling price (ASP) for SOLODYN and the Company’s other therapeutic brands. The Company is actively engaged in a strategy which management believes will significantly reduce the Company’s exposure to managed care restrictions for SOLODYN and the Company’s other therapeutic products. This strategy includes, among other things, negotiating new, multi-year contracts with targeted managed care organizations and pharmacy benefit managers to profitably achieve total coverage and access for SOLODYN of at least 75% of the insurable lives in the U.S. If we are successful in our continuing negotiations, we would anticipate having to accrue additional sales reserves in the relevant quarter.

•	special charges associated with R&D milestones or contract payments;

•	the financial impact of fluctuations in the Company’s stock price and the resulting effect on its SARs;

•	the financial impact of potential future share repurchases made under the Company’s previously announced Stock Repurchase Plan;

•	the financial impact of legal settlements;

•	additional recognized losses on our auction rate securities investments;

•	recognized losses resulting from impairments on our intangible assets;

•	the impact of accounting for new collaborative arrangements with Medicis partners;

•	the financial impact of changes in accounting or governmental pronouncements;

•	charges related to the accounting for our investment in Revance or Hyperion;

•

material changes to our assumptions regarding sales of SOLODYN to wholesalers and the demand for SOLODYN associated with the November 2011 launch of generic forms of the Legacy Strengths(1) of SOLODYN;

•	material changes to our assumptions regarding returns, including associated returns reserves, of SOLODYN and the Company’s other therapeutic brands;

•	planned discontinuation of mature brands;

•	the impact of a generic launch to any of our primary brands;

•	the timing of additional SOLODYN patent allowances, if any;

•	the timing of ZYCLARA patent allowances, if any;

•

uncertainty relating to the reduction of the ASP, including reserves, for covered products as a result of the rise in costs associated with consumer rebate programs, including MediSAVE and other point-of-sale offers;

•	changes in reimbursement policies of health plans and other health insurers;

•	the impact of the U.S. economy on the Company’s aesthetic and therapeutic franchises; and

•	significant changes in assumptions and estimates used for calculating various sales reserves.

At the time of this disclosure, Medicis believes these objectives are attainable based upon information currently available to the Company’s management.

Diluted Earnings Per Share

Diluted earnings per share amounts are calculated using the “if-converted” method of accounting regardless of whether the Company’s outstanding convertible bonds meet the criteria for conversion and regardless of whether the bondholders actually convert their bonds into shares.

Non-GAAP Diluted Cash Earnings Per Share

Historically, the Company’s non-GAAP diluted EPS amounts have been calculated excluding certain items, such as R&D charges which result from payments made to Medicis partners, transaction costs, fluctuations in the Company’s stock price and the resulting effect on the Company’s SARs (beginning in 2011), the impairment of long-lived assets, gains resulting from the sale of subsidiaries, charges related to the accounting for our investment in Revance or Hyperion and litigation reserves.

Non-GAAP diluted cash EPS excludes amortization in addition to all of the items identified in the paragraph above.

Use of Non-GAAP Financial Information

The Company provides non-GAAP financial information in this press release. Management measures the Company’s performance using non-GAAP financial measures, such as those that are disclosed in this press release, to provide meaningful supplemental information regarding its operational performance and to enhance its investors’ overall understanding of its core financial performance. This information facilitates management’s internal comparisons to the Company’s historical core operating results and competitors’ core operating results, and is a basis for financial decision making. Management believes that Medicis’ investors benefit from seeing the Company’s results on the same basis as management, in addition to the GAAP presentation, where applicable. In our view, non-GAAP financial measures, such as non-GAAP diluted cash EPS, which are based on non-GAAP net income as defined below, are informative to investors, allowing them to focus on the ongoing operations and core results of Medicis’ business. Historically, Medicis has provided similar non-GAAP information to its investors and believes that the use of such numbers provides consistency in the Company’s financial disclosures. This information is not in accordance with, or an alternative for, information prepared using GAAP. Non-GAAP net income excludes certain items, such as R&D charges which result from payments made to Medicis partners, transaction costs, amortization (for calculation of diluted cash EPS only), fluctuations in the Company’s stock price and the resulting effect on the Company’s SARs (beginning in 2011), the impairment of long-lived assets, gains resulting from the sale of subsidiaries, charges related to the accounting for our investment in Revance or Hyperion and litigation reserves. These items may have a material effect on the Company’s net income and diluted earnings per common share calculated in accordance with GAAP. The Company excludes such charges and the related tax benefits when analyzing its financial results, as the items are distinguishable events or large non-cash expenses related to intangibles. Management believes that, by viewing the Company’s results of operations excluding these charges, investors are given an indication of the ongoing results of the Company’s operations.

About Medicis

Medicis is the leading independent specialty pharmaceutical company in the United States focusing primarily on the treatment of dermatological and aesthetic conditions. The Company is dedicated to helping patients attain a healthy and youthful appearance and self-image. Medicis has leading branded prescription products in a number of therapeutic and aesthetic categories. The Company’s products have earned wide acceptance by both physicians and patients due to their clinical effectiveness, high quality and cosmetic elegance.

For more information about Medicis or the Company’s products, please visit the Company’s website at www.Medicis.com. Printed copies of the Company’s complete audited financial statements are available free of charge upon request.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. All statements included in this press release that address activities, events or developments that Medicis expects, believes or anticipates will or may occur in the future are forward-looking statements, including, but not limited to:

•	the Company’s future prospects;

•	revenues, gross profit margin, expense, tax rate and earnings guidance;

•	the contribution to revenues from sales of newly acquired products, including ZYCLARA and the MAXAIR AUTOHALER in the U.S. and the Company’s newly acquired products in Canada;

•	the Company’s ability to successfully negotiate contracts with managed care organizations and pharmacy benefit managers;

•	the reduction of the coverage risk associated with the Company’s therapeutic brands and the provision of SOLODYN total coverage and access to the insurable lives in the U.S.;

•	information regarding business development activities and future regulatory approval of the Company’s products;

•	the commercial success of the Company’s products;

•	the patentability of certain intellectual property;

•	the potential for generic competition to SOLODYN and other Medicis products;

•	the future expansion or contraction of the aesthetics market;

•	the ability of Solta Medical, Inc. to make future contingent payments under the sale agreement for LipoSonix®; and

•	expectations relating to the Company’s product development pipeline.

These statements are based on certain assumptions made by the Company based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. No assurances can be given, however, that these activities, events or developments will occur or that such results will be achieved. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. The Company’s business is subject to all risk factors outlined in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2011, and other documents we file with the Securities and Exchange Commission (SEC). At the time of this press release, the Company cannot, among other things, assess the likelihood, timing or forthcoming results of R&D projects, the risks associated with the U.S. Food and Drug Administration (FDA) approval process and risks associated with significant competition within the Company’s industry, nor can the Company validate its assumptions of the full impact on its business of the approval of competitive generic versions of the Company’s primary brands, and any future competitive product approvals that may affect the Company’s brands.

Additionally, Medicis may acquire businesses or acquire and/or license products or technologies from third parties to enter into new strategic markets. The Company periodically makes up-front, non-refundable payments to third parties for R&D work that has been completed and periodically makes additional non-refundable payments for the achievement of various milestones. There can be no certainty about the periods in which these potential payments could be made, nor if any payments such as these will be made at all. Any estimated future guidance does not include, among other things, the potential payments associated with any such transactions.

There are a number of additional important factors that could cause actual results to differ materially from those projected, including, but not limited to:

•	the anticipated size of the markets and demand for the Company’s products;

•	the availability of product supply or changes in the costs of raw materials;

•	the receipt of required regulatory approvals;

•	competitive developments affecting our products, including the potential entry of generic competitors;

•	product liability claims;

•	the introduction of federal and/or state regulations relating to the Company’s business;

•	dependence on sales of key products;

•	changes in the treatment practices of physicians that currently prescribe the Company’s products, including prescription levels;

•	the uncertainty of future financial results and fluctuations in operating results, and the factors that may attribute to such fluctuations as set forth in our SEC filings;

•	dependence on the Company’s strategy (including the uncertainty of license payments and/or other payments due from third parties);

•	changes in reimbursement policies of health plans and other health insurers;

•

changes in anticipated levels of total coverage and access, managed care rebates, and the associated impact on sales, reserves, profitability and the ASP, for SOLODYN and the Company’s other therapeutic brands. The Company engages in negotiations from time to time, as management believes necessary, to enhance the longer-term sustainability of these brands. Such negotiations may result in increased managed care rebates, which may have a negative impact on sales, reserves, profitability and the ASP for affected products.

7

•	the timing and success of new product development by the Company or third parties;

•	the inability to fully realize the anticipated benefits of the Company’s transactions, such as the Graceway transaction;

•

the inability to secure patent protection from filed patent applications, inadequate protection of the Company’s intellectual property or challenges to the validity or enforceability of the Medicis proprietary rights;

•

the risks of pending and future litigation or government investigations (including the civil investigative demand recently received by the Company relating to various settlement and other agreements entered into between the Company and with makers of generic SOLODYN products and other efforts principally regarding SOLODYN) and enforcement actions; and

•	other risks described from time to time in the Company’s filings with the SEC.

Forward-looking statements represent the judgment of the Company’s management as of the date of this release, and the Company disclaims any intent or obligation to update any forward-looking statements contained herein, which speak as of the date hereof.

NOTE: Full prescribing information for any of the Company’s prescription products is available by contacting the Company. All trademarks are the property of their respective owners.

[1]	The Legacy Strengths of SOLODYN include the 45 mg, 90 mg and 135 mg forms.

Medicis Pharmaceutical Corporation

Summary Statements of Operations (Unaudited)

(in thousands, except per share data)

	Three months ended March 31,
	2012	2011
Product revenues	$200,046	$163,896
Contract revenues	1,697	1,017

Total revenues	201,743	164,913
Cost of revenues	20,933	14,331

Gross profit	180,810	150,582
Operating expenses:
Selling, general and administrative	103,437	84,630
Research and development	51,830	14,273
Depreciation and amortization	18,081	7,324

Total operating expenses	173,348	106,227
Operating income	7,462	44,355
Interest expense (income), net	446	(216)
Other income, net	(3,000)	—

Income from continuing operations before income tax expense	10,016	44,571
Income tax expense	4,667	17,886

Net income from continuing operations	5,349	26,685
Loss from discontinued operations, net of income tax benefit	—	7,325

Net income	$5,349	$19,360

Basic net income per common share	$0.09	$0.32
Diluted net income per common share	$0.09	$0.30
Shares used in basic net income per common share	57,109	59,124
Shares used in diluted net income per common share	58,519	65,381
Net cash provided by operating activities from continuing operations	$34,863	$95,054

Medicis Pharmaceutical Corporation

Unaudited Reconciliation of Non-GAAP Earnings and Diluted Earnings Per Share

(in thousands, except per share data)

	Three months ended			Three months ended
	March 31, 2012			March 31, 2011
	Dollar Value		EPS Impact	Dollar Value		EPS Impact
GAAP net income	$5,349			$19,360
Less: income allocated to participating securities	—			(562)

GAAP net income attributable to common shareholders	5,349		$0.09	18,798		$0.32
Less: net undistributed earnings allocated to unvested shareholders	—			(3)
Interest expense on contingent convertible notes (tax-effected)	—	{a}		666	{b}

GAAP “if-converted” net income and diluted EPS	5,349		$0.09	19,461		$0.30

Non-GAAP adjustments:
Amortization expense	15,739		$0.25	5,517		$0.09
Research and development expenses related to our collaborations	39,006		$0.62	7,000		$0.11
Gain on sale of product rights to Hyperion	(3,000)		$(0.05)	—		$—
Loss from discontinued operations	—		$—	11,428		$0.17
Impact of stock price fluctuation on SARs	4,026		$0.06	2,078		$0.03
Income tax effects related to the above transactions	(22,247)		$(0.35)	(8,967)		$(0.14)
Interest expense on contingent convertible notes (tax-effected)	666	{a}		—	{b}
Less: income allocated to participating securities and net undistributed earnings allocated to unvested shareholders related to the above transactions	(1,237)		$(0.02)	(547)		$(0.01)

Non-GAAP “if-converted” net income and diluted EPS	$38,302		$0.60	$35,970		$0.55

Shares used in basic net income per common share			57,109			59,124
Shares used in diluted net income per common share			63,562			65,381

{a}	In order to determine “if-converted” net income, the tax-effected net interest on the 2.5% and 1.5% contingent convertible notes of $0.7 million is added back to non-GAAP net income for the three months ended March 31, 2012. The tax-effected net interest is not added back to GAAP net income as the effect would be anti-dilutive.
{b}	In order to determine “if-converted” net income, the tax-effected net interest on the 2.5% and 1.5% contingent convertible notes of $0.7 million is added back to GAAP net income for the three months ended March 31, 2011.

Medicis Pharmaceutical Corporation

Balance Sheets

(in thousands)

	March 31, 2012		December 31, 2011
Assets	(unaudited	)
Cash, cash equivalents & short-term investments	$342,282		$288,320
Accounts receivable, net	199,506		193,009
Inventory, net	36,699		34,519
Deferred tax assets	13,781		12,720
Other current assets	24,803		22,586

Total current assets	617,071		551,154
Property & equipment, net	28,282		25,081
Intangible assets, net	689,551		705,119
Deferred tax assets	127,421		114,555
Long-term investments	20,243		40,270
Other assets	16,163		15,780

Total assets	$1,498,731		$1,451,959

Liabilities and stockholders’ equity
Contingent convertible senior notes 2.5%, due 2032	$169,145		$169,145
Other current liabilities	447,537		405,652

Total current liabilities	616,682		574,797
Contingent convertible senior notes 1.5%, due 2033	181		181
Other liabilities	48,202		44,998
Stockholders’ equity	833,666		831,983

Total liabilities and stockholders’ equity	$1,498,731		$1,451,959

Working capital	$389		$(23,643)

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